Exhibit 99.1

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 15, 2015

CBC Mobile Venture Limited	By:	/s/ Suning Tian
	Name:	Suning Tian
	Title:	Director

China Broadband Capital Partners, L.P.	By:	/s/ Suning Tian
	Name:	Suning Tian
	Title:	Authorized Signatory

CBC Partners L.P.	By:	/s/ Suning Tian
	Name:	Suning Tian
	Title:	Authorized Signatory

CBC Ultimate Partners Ltd	By:	/s/ Suning Tian
	Name:	Suning Tian
	Title:	Director

Info Expert Services Ltd.	By:	/s/ Suning Tian
	Name:	Suning Tian
	Title:	Director

Suning Tian	By:	/s/ Suning Tian
	Name:	Suning Tian